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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Tropical Sportswear Int'l Corporation of our report dated December 17, 1997, except for the information in Note 13 for which the date is May 1, 1998, relating to the financial statements of the acquired company, which appear in such prospectus. We also consent to the references to us under the headings "Selected Historical Financial Information of Farah" and "Experts" in such Prospectus.


     We also consent to the incorporation by reference therein of our report dated December 17, 1997, except for the information in Note 13 for which the date is May 1, 1998, with respect to the financial statement schedule of Farah Incorporated for the years ended November 2, 1997 and November 3, 1996 included in the Annual Report (Form 10-K) for 1997 filed January 28, 1998.



PricewaterhouseCoopers LLP


Austin, Texas
August 20, 1998